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                                                                    EXHIBIT 10.4

                              MANAGEMENT AGREEMENT

THIS MEMORANDUM OF AGREEMENT MADE AS OF THE 30th DAY OF JUNE, 2002.

BETWEEN: Essentially Yours Industries, Inc.  ("EYI")
         3753 -- Howard Hughes Pkwy, Suite 200, Las Vegas, NV 89109
         Fax: 702.892.3950

                                                OF THE FIRST PART

AND:     Essentially Yours Industries Corp ("MGE")
         #201 -- 8322 -- 130th  Street, Surrey, B.C. V3W 8J9
         Fax: 604.502.5120

                                                OF THE SECOND PART

WHEREAS EYI is involved in the sale and marketing of health and wellness products (the "Business");

AND WHEREAS EYI requires assistance in the operation of its endeavors in respect of the Business and in particular with respect to the administration and management of the Business;

AND WHEREAS MGE is in a position to provide such assistance and has agreed to do so;

NOW THEREFORE IT IS AGREED that pursuant to the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1. EYI hereby retains the services of MGE to provide and perform services on behalf of EYI and MGE hereby agrees to provide certain services and perform certain duties on behalf of EYI.

2. The services/duties (the "services") to the provided and performed by MGE for EYI shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting EYI in the business hereinbefore described and involve some or all of the following:

      -  administration and management services;

      -  sales and customer support;



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      -  computer and management information systems and support;

      -  product support and development;

      - preparation of sales reports, financial statements and other management reports;

      - maintenance of accounting records (general ledger, payroll, A/P, A/R,etc);

      -  liaison with external auditors;

      -  cash flow management (current operating cash and investment portfolio);

      -  GST, PST, Federal and State tax reporting;

      - liaison for and on behalf of EYI with EYI's Independent Business Associates ("IBAs"), suppliers, agents, and contractees;

      - such other services and duties as the parties shall agree on from time to time.

3. MGE agrees that persons designated by it to provide the services and to perform the duties for EYI will have the requisite skill and experience to carry out such services and duties in good and workmanlike manner. EYI shall have the right to request that MGE remove and/or replace a person(s) that EYI deems, at any time, to be unacceptable.

4. The remuneration to be paid by EYI to MGE shall be agreed between the parties from time to time, provided however, the parties agree that the remuneration to be paid shall be consistent with industry standards for the type and nature of the services/duties being provided. It is agreed that MGE may make payment directly to persons designated by MGE or EYI to carry out services and/or perform duties on behalf of either party, having consideration as to the convenience of making such payment. EYI shall reimburse MGE, in full, for the amount of such direct payments provided however, any disagreement regarding the amount or validity of such payments shall be subject to arbitration.

5. The term of this Agreement shall be for a period of one year commencing on the date hereof (which together with any renewal hereof is hereinafter called the


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      "Term") which said Term, unless terminated pursuant to the terms hereof, shall automatically be renewed from year to year thereafter.

6. If either Party shall at any time breach any material provision, term or covenant herein contained and shall fail to remedy such breach immediately upon receipt of written notice from the other party requesting remedy thereof, such other party may, at its option, terminate this Agreement upon further written notice to the defaulting party. Further, either party shall have the option to terminate this agreement upon 30 days prior written notice without giving reason therefore.

7. Each Party acknowledges that in the course of furnishing the services hereunder they may have access to certain confidential information concerning the present and contemplated business and operations of the Business and each other (collectively the "Confidential Information"). Neither Party shall, except for the purpose of carrying out its obligations under this Agreement, without the prior written consent of the other, communicate or disclose to any person the Confidential Information.

8.    MGE covenants to EYI as follows:

      (a) to carry out its duties and responsibilities hereunder with due diligence and care and in what it reasonably believes to be the best commercial interests of EYI;

      (b) to exercise all reasonable effort to provide the services to EYI on a timely basis and to perform the services in accordance with good business practice;

      (c) not to borrow money on behalf of EYI or pledge, charge or otherwise encumber the EYI's assets without the prior written consent of the Board of Directors of EYI; and

      (d) to comply with all lawful and reasonable directions and instructions of EYI.



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9.    Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto.

10. Each of the parties hereto covenants and agrees to indemnify and save harmless the other from and against any and all claims, actions or demands made or resulting from any actions or omissions of the party charged with the responsibility for service or duty, that may be made against the other party.

11. Each of the Parties confirms that it has the authority to enter into this agreement; that the agreement has been properly authorized; and that the agreement is binding upon each respective party.

12. Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

      (a)   Delivered personally;

      (b)   Sent by prepaid courier service or mail; or,

      (c) Sent prepaid by telecopiers, fax, telex or other similar means of electronic communication, including email;

      Addressed to the relevant Party at the address/number shown for that Party at the beginning of this Agreement.

      Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by fax, telex, telecopier or other electronic communication, including email, on the first business day thereafter, or if sent by mail on the third business day thereafter. Any Party may change any particulars of its address/number for notice by notice to the other in the manner above described.

13. Save and except for actions for injunctive relief or similar, the Parties shall make every effort to resolve amicably by direct, informal negotiation any disagreement or dispute arising between them under and in connection with this Agreement. If, after TEN (10) DAYS from the commencement of such informal negotiations, the



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      Parties have been unable to amicably resolve any dispute arising out of or in connection with this Agreement, except for actions for injunctive relief or similar, any Party may require that the dispute be referred to and finally resolved by Arbitration, under the rules of the American Arbitration Association (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within TEN (10) DAYS of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Surrey, B.C. The language of the Arbitration shall be English. The Parties agree that the Arbitrator shall be requested to make his award within SIXTY (60) DAYS following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

14. If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement, and such provision shall be severable from the remainder of this Agreement.

15.   Time shall be of the essence hereof.

16. No waiver by any Party of any breach by any other Party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

17. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia without regard to its choice of law rules.

18. This Agreement may be executed in two (2) or more counterparts, each of which,



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      when executed, shall be considered an original for all purposes, provided that all counterparts shall, together, constitute one and the same document.

19. This Agreement enures to the benefit of and is binding upon the parties and their respective heirs, executors, administrators, successors and assigns, as permitted herein.

      IN WITNESS WHEREOF the parties hereto have executed these presents as of the date and year first above written.

Essentially Yours Industries, Inc.        Essentially Yours Industries Corp

Per:  /s/ JAY SARGEANT                    Per:  /s/ BARRY LAROSE
    ----------------------------------        ----------------------------------
Name:     Jay Sargeant                    Name:     Barry LaRose
Position: President                       Position: Secretary



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